Contact:	John L. Morgan

763-520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES YEAR END RESULTS

Minneapolis, MN (February 12, 2003) — Winmark Corporation announced today net income for the year ended December 28, 2002 of $3,828,900, or $.63 per share diluted, compared to net income of $3,197,500, or $.55 per share, in 2001. The fourth quarter 2002 net income was $970,300, or $.16 per share diluted, compared to net income of $592,000, or $.10 per share diluted, for the same period last year. Revenues for the year were $33,425,100, down from $36,086,900 in 2001.

John L. Morgan, Chairman and Chief Executive Officer, stated, “Revenues were lower due to Franchisees buying direct from suppliers instead of through the Company. Our Company had a good year in improving our franchise systems and making a significant investment in Archiver’s retail stores. We are satisfied with 2002 and look forward to 2003.”

Winmark Corporation develops franchises and operates value-oriented retail brands for stores that buy, sell, trade and consign used and new merchandise. At December 28, 2002, there were 828 franchise and retail stores in operation under the Company’s brands and an additional 22 franchises awarded but not open. Of the stores in operation, there were 477 Play It Again Sports®, 221 Once Upon A Child®, 53 Music Go Round® and 77 Plato’s Closet® stores.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to the strength of the Company’s operating position in the future and future results from operations. Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated. Because actual results may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	December 28, 2002	December 29, 2001
ASSETS

Current Assets:
Cash and cash equivalents	$4,730,000	$3,096,500
Short-term investments	1,874,800	114,000
Receivables, less allowance for doubtful accounts of $357,700 and $570,900	2,612,100	3,313,900
Inventories	720,900	1,084,100
Prepaid expenses and other	583,900	667,800
Deferred income taxes	1,139,800	1,598,000

Total current assets	11,661,500	9,874,300
Long-term investments	3,498,800	777,000
Long-term receivables, net	130,300	119,000
Property and equipment, net	349,900	738,100
Other assets, net	544,300	780,600

	$16,184,800	$12,289,000

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$1,643,000	$1,794,700
Accrued liabilities	1,975,200	2,885,500
Current maturities of long-term debt	—	41,500
Current deferred revenue	575,700	515,600

Total current liabilities	4,193,900	5,237,300

Long-term debt, less current maturities	—	158,000

Deferred gain on building sale	90,200	273,300

Shareholder’s Equity:
Common stock, no par, 10,000,000 shares authorized, 5,757,197 and 5,383,354 shares issued and outstanding	3,723,300	1,376,000
Common stock warrants	—	822,000
Other comprehensive income (loss)	(73,900)	—
Retained earnings	8,251,300	4,422,400

Total shareholders’ equity	11,900,700	6,620,400

	$16,184,800	$12,289,000

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Quarter Ended		Fiscal Year Ended
	December 28, 2002	December 29, 2001	December 28, 2002	December 29, 2001
REVENUE:
Merchandise sales	$3,359,300	$4,412,600	$15,466,100	$19,038,500
Royalties	4,025,900	3,821,600	16,447,900	15,622,900
Franchise fees	174,000	204,700	769,000	722,700
Other	134,600	119,400	742,100	702,800

Total revenue	7,693,800	8,558,300	33,425,100	36,086,900

COST OF MERCHANDISE SOLD	2,578,900	3,640,200	12,355,000	15,850,500

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	3,380,000	3,968,500	14,746,100	15,365,900

GAIN ON SALE OF BUSINESS	—	—	—	1,112,300

Income from operations	1,734,900	949,600	6,324,000	5,982,800

INTEREST INCOME	105,900	42,600	308,600	283,700
INTEREST EXPENSE	(223,600)	(18,500)	(264,200)	(1,007,400)

Income before income taxes	1,617,200	973,700	6,368,400	5,259,100

PROVISION FOR INCOME TAXES	646,900	381,700	2,539,500	2,061,600

NET INCOME	$970,300	$592,000	$3,828,900	$3,197,500

BASIC EARNINGS PER SHARE	$.17	$.11	$.69	$.59

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	5,743,997	5,383,354	5,575,186	5,388,574

DILUTED EARNINGS PER SHARE	$.16	$.10	$.63	$.55

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	6,232,588	6,079,649	6,079,400	5,792,041